EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Keystone Financial, Inc. for the registration of 725,000 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1999 with respect to the consolidated financial statements of Keystone Financial, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                               /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

March 29, 1999